Exhibit 10.36

Contract Number: 1100404182011041001

RMB Loan Contract

Borrower: Beijing Wowjoint Machinery Co. Ltd.
Lender: China Development Bank

Borrower: Beijing Wowjoint Machinery Co. Ltd.
Address: 1108 A Block Tiancheng Mansion, 2# Xinfeng Road Deshengmenwai Street, Xicheng District, Beijing, P.R. China
Legal representative: Liu Yabin
Zip code: 101114
Contact person: Fu Yan
Telephone: 010-89579330
Fax: 010-89579553

Lender: China Development Bank
Address: No 29 Fuchengmenwai Street, Xicheng District, Beijing, P.R. China
Legal representative: Chen Yuan
Zip code: 100037
Lending Branch: China Development Bank, Beijing Branch
Branch Address: No. 158 Fuxingmennei Street, Xicheng District, Beijing, P.R. China
Branch Manager: Wang JingDong
Postal Code: 100031
Contact person: Tan Yingru
Telephone: 010-63223033
Fax: 010-66414104

To meet general working capital and liquidity requirements, the Borrower applies to the Lender for working capital loans, the Lender agrees to grant such loans. In accordance with relevant state laws and regulations, the Lender and the Borrower follow the principles of equality, voluntariness, fairness and good faith, and by mutual consent, enter into this contract.

Article 1: Definition of related terms
Unless otherwise expressly provided in this contract, the following terms in this contract shall have the following meanings:
(A) Loan Amount: means the amount, which the Lender in accordance with this contract agrees to lend to the Borrower.
(B) Loan Withdrawal Dates: refers to the dates on which the Lender in accordance with this contract transfers the loan funds to the Borrower’s settlement account, which was opened at the Lender’s Lending Branch.
(C) Principal Repayment Dates: the dates on which the Borrower repays any loan principal.
(D) Settlement Account: refers to the RMB demand deposit account which the Lender opens for the Borrower at the Lending Branch and can be used for settlement of funds and payment. The Borrower applies for loans, repays loan principal as well as deposits money through this account.
(E) Lending Branch: pursuant to the Lender’s authorization, the Lending Branch is responsible for signing of this contract, post-lending management and other related matters. Any acts by the Lending Branch in accordance with this contract are considered acts by the Lender.
(F) Business Days: refers to any day on which the Lender opens to service customers, excluding statutory holidays.
(G) Overdue Loans: refers to outstanding loans, which the Borrower has not repaid past the Principal Repayment Date.
(H) Misappropriated Loans: the loans that the Borrower fails to use in accordance with the stated loan purposes in this contract.
(I) The Borrower’s Disbursement Instruction to the Lender: based on the Borrower's withdrawal request and disbursement authorization, the Lender transfers loan funds from the Borrower's account to any counterparties of the transactions, which meet the stated loan purposes of this contract.
(J) The Borrower’s Direct Disbursement: based on the Borrower's withdrawal request, the Lender transfers loan funds to the Borrower's account.  The Borrower then pays directly to any counterparties of the transactions, which meet the stated loan purposes of this contract.

Article 2: Loan amount
The loan amount under this contract is RMB10 million.

Article 3: Loan purposes
The loan purposes under this contract are: production and operating working capital.

Without the prior written consent of the Lender, the Borrower may not alter the loan purposes under this contract. Borrowing under this contract shall not be used for fixed assets, equity and other investments, or for any fields and usage, of which are subject to a national ban on the production and operation.

The Borrower shall pay penalty interest as stipulated in this contract due to misappropriation.

Article 4: Loan period
Loan period is from the first loan withdrawal date to the last loan principal repayment date (i.e. from 2011.02.25 to 2014.02.24).

Article 5: Withdrawal period
Withdrawal period is within six months from the effective date of this contract. During this period, in accordance with the terms of this contract, the Borrower can make loan withdrawal. The Borrower shall not be allowed to borrow past the withdrawal period.

Article 6: Borrowing rates
(A) The borrowing rate under this contract equals to the People's Bank of China’s three-year RMB benchmark lending rate (annual interest rate) set on the first loan withdrawal date.

The borrowing rate under this contract shall be adjusted when the three-year RMB benchmark lending interest rate is adjusted by the People's Bank of China. The loan interest rate adjustment date shall be the same date when the same class of RMB benchmark lending rate is adjusted.  The loan interest rate post adjustment shall equal to the new three-year RMB benchmark lending rate announced on the adjustment date by the People's Bank of China.

(B) For any Overdue Loans or Misappropriated Loans the Borrower shall pay penalty interest rate from the first date of overdue payment or misappropriation until the date the overdue or misappropriation is rectified. The penalty interest rate is calculated as follows:
1.	Overdue Loans: the Lender shall have the right to charge penalty interest for the unpaid loan amount, which shall be paid at 150% of borrowing rate applicable in this contract.
2.	Misappropriated Loans: the Lender shall have the right to charge penalty interest for the misappropriated loan amount, which shall be paid at 200% of borrowing rate applicable in this contract.
3.	If the loan is misappropriated as well as overdue, the higher penalty rate shall be used.

(C) If there is adjustment to the interest rate, the borrowing rate, penalty interest rate for Overdue Loans and Misappropriated Loans shall be adjusted and calculated accordingly.

Article 7: Interest payment
Interest shall be accrued from the date the Lender transfers the loan funds to the Borrower’s Settlement Account, which is opened at the Lending Branch.

Interest settlement dates shall be set on March 20th, June 20th, September 20th and December 20th every year. All interest payment dates shall be the first day after each interest settlement dates. In case the interest payment dates fall on non-business days (such as statutory holidays), the interest settlement date and interest payment date shall not be set to the first business day after the statutory holidays.

The last interest payment date shall be the final principal repayment date. All principal and interests payable shall be settled on this final maturity date.

The Borrower shall deposit the full interest payment amount in the Settlement Account three days in advance of each interest payment date so that the Lending Branch can directly deduct the amount from the Settlement Account.

In case of overdue interest payment, the Lender shall levy penalty interest, which shall also be applied to interest payment due on Overdue Loans and Misappropriated Loans.

Article 8: Withdrawal conditions
Prior to each withdrawal, the Borrower must meet all of the following conditions; otherwise the Lender shall have the right to refuse the Borrower’s request of loan withdrawal:
1.	This contract remains in force. The Borrower is not in breach of this contract.
2.	The guarantee contract required under this contract has been signed and in effect.
3.	The guarantee contract remains in force. The Guarantor is not in breach of the guarantee contract.

Article 9: Withdrawal plans and withdrawal procedures
(A) The Borrower shall make withdrawal according to the below plan:
On 2011.02.25 withdraw RMB10 million.

(B) The Borrower shall 5 days prior to the agreed withdrawal date submit to the Lending Branch a “Loan Certificate” whose form and content shall be in line with the requirements of the Lender.

If due to special circumstances the Borrower cannot make withdrawal according to the agreed plan in terms of date and amount, the Borrower shall provide three days’ advance written notice prior to the actual withdrawal date to the Lending Branch. After the Lender agrees to a change of the withdrawal plans, the actual loan withdrawal date and loan amount shall conform to the stated date and amount in the effective "Loan Certificate".

(C) If the Borrower fails to obtain consent from the Lender to change the loan withdrawal date and/or loan amount, the Lender shall have the right to cancel the said loan withdrawal amount.

Article 10: Disbursement of funds
There are two types of disbursement of funds: the Borrower gives disbursement instructions to the Lender or the Borrower pays directly. The Borrower shall make monthly forecast of disbursement of funds, prior to the last 5 working days at the end of each month the Borrower shall inform the Lending Branch its plan of fund disbursement for the following month.
(A) The Borrower’s Disbursement Instruction to the Lender under the following circumstances:
1.	Single payment of more than RMB500,000 (inclusive);
2.	Other situations identified and allowed by the Lender.

The borrower shall 3 days prior to the fund disbursement date submit to the Lending Branch disbursement notice and evidence to support such disbursement. After the Lender verifies that the disbursement meets the requirements, the Lender shall follow the instructions given by the Borrower to make the payment accordingly.

If the Lender believes that the disbursement does not meet the requirements, the Lender may suspend payment or do not pay at all.

The evidence, which the Borrower submits to the Lender, shall include but is not limited to disbursement application, procurement contracts, etc.

(B) The Borrower’s Direct Disbursement:
The disbursement of funds must be consistent with Article 3 of this contract (Loan Purposes). The Borrower shall report to the Lender with a summary of all direct fund disbursements each month.

(C) Change of fund disbursement type and conditions, which trigger changes
If the Borrower experiences adverse changes in its credit conditions and financial profitability and has abnormal uses of loan funds, the Lender shall have the right to negotiate with the Borrower to add new conditions for loan withdrawal and fund disbursement, stop loan withdrawal and fund disbursement, or make changes to the fund disbursement methods under this contract.

(D) The Borrower shall promptly provide to the Lender records and information of disbursement of funds.

Article 11: Principal repayment plan
The Borrower shall repay loan principal according to the following repayment plan:
On 2012.02.24 repay RMB3 million,
On 2013.02.24 repay RMB3 million; and
On 2014.02.24 repay RMB4 million;

Borrower shall deposit each principal repayment amount in the Settlement Account 5 days prior to each Principal Repayment Date so that the Lender can directly deduct from the Account.

If the Principal Repayment Date falls on a statutory holiday, the Borrower can choose to repay on the last business day prior to the statutory holiday, in which case the Lender shall not collect interest on the actual numbers of days between actual repayment date and the agreed repayment date under this contract. The Borrower can also choose to repay on the first business day after the statutory holiday, in which case the Lender shall collect interest on the actual numbers of days between actual repayment date and the agreed repayment date under this contract. If the Borrower cannot repay the full amount on the first day after the statutory holiday, the loan is considered overdue, and the Lender shall collect penalty interest on Overdue Loans from the original Principal Repayment Date.

Within the principal repayment period under the contract, if the Borrower cannot repay principal in accordance with the repayment plan due to special circumstances, the Borrower can apply to the Lender for adjustment to the repayment plan. The Borrower shall 15 days prior to the Principal Repayment Date make a written application to the Lender. After the Lender consents after reviewing, the Lender shall sign the amended repayment plan agreement.

If the Borrower cannot repay principal in accordance with the repayment plan due to special circumstances, the Borrower can apply to the Lender for an extension. The Borrower shall 30 days prior to the final maturity date make a written application to the Lender. After the Lender consents after reviewing, the Lender shall sign the principal repayment extension plan agreement. Interest shall be calculated with the new interest rate based on the new interest rate period, which equals to the extension period plus the original loan term.  The new interest rate shall be applied starting from the extension date.

If the Borrower fails to pay fully on the Principal Repayment Date, penalty interest rate based on Overdue Loans shall apply.

Article 12: Loan repayment order
If the Borrower repays less than the amount stipulated under this contract on the loan repayment dates, the repaid amount shall be applied in the following order of priority:
(A) payment in accordance with the law or this contract to meet costs, compensation, damages, liquidated damages, etc.
(B) payment of interest payable (any penalty interest and compound interest shall be paid first).
(C) payment of principal payable.
If the repaid amount is insufficient to satisfy the full amount of the same category, the payment shall be applied based on the order of occurrence.

Article 13: Advance prepayment
(A) If the Borrower requests advance loan prepayment, the Borrower shall 10 days in advance submit to the Lender a written application. After obtaining written consent from the Lender, the Borrower may prepay borrowings under this contract.

(B) The Borrower must meet the following conditions before advance prepayment:
1.	The Borrower is not owed any principal, interest or other charges under this contract.

2.	The minimum prepayment amount is RMB2 million, and should be an integer multiple of RMB1 million (with the exception if the Borrower prepays all remaining principal amount).
3.	The Borrower shall not request re-drawing of the prepaid loan amount.
4.	The prepaid amount shall be used to repay the amount that will be due at the very last, which means reverse repayment order shall apply.

(C) The agreed borrowing rates under Article 6 of this contract shall continue to apply to the advance prepayment amount.

Article 14: The Borrower's representations and warranties
(A) The Borrower is a corporation established by law, currently has valid business license and owns its assets and conducts its business in accordance with the law.
(B) The Borrower has obtained all necessary internal authorization for signing of this contract, and the person who signs this contract is an authorized agent of the Borrower so that this contract once effective is legally binding to the Borrower and lawfully enforceable.
(C) The financial reports provided by the Borrower to the Lender shall be prepared using the currently effective laws and regulations, and applicable accounting standards (accounting system). The reports shall be a true, complete, fair and accurate reflection of the Borrower’s financial position in the reporting year, furthermore since the most recent reporting date, the Borrower's financial situation has not showed signs of deterioration.
(D) The Borrower shall not conceal any situations, which already occurred or are occurring, and may affect the Lender’s judgment on the Borrower's financial position and solvency.
(E) The Borrower’s signing of this contract and performance under this contract shall not violate any applicable laws and regulations, and any other agreements or articles of associations entered into by the Borrower, nor shall there be any law or statute and/or commercial conflicts of interests with these agreements and articles of association.
(F) The Borrower guarantees that it shall coordinate with the Lender in conducting loan payment management, post loan management and related inspection.
(G) The Borrower guarantees that it shall provide timely information requested by the Lender.
(H) The information provided by the Borrower to the Lender shall be true, accurate, complete and effective, and the copies submitted shall be consistent with the originals.
(I) The Borrower guarantees that it shall promptly notify the Lender any events, which shall have major adverse impact on its solvency.
The above representations and warranties shall remain in effect during the life of this contract.

Article 15: Rights and obligations of the Borrower
(A) The Borrower has the right to use the loan funds in accordance with the contract.
(B) The Borrower has the right to advance loan prepayment in accordance with the contract.
(C) The Borrower shall make loan withdrawal in accordance with the contract.
(D) The Borrower shall pay loan principal and interest in accordance with this contract.

(E) If the Borrower plans to dispose its business assets through sale, transfer, lease, entrustment of operation and other methods, which will impact more than 50% of its total assets listed in the most recent annual financial statements, or change its main operating businesses, the Borrower is required to obtain prior written consent from the Lender.
(F) If the Borrower plans to do merger, division, outside investment, transfer of shares and share-holding reform, substantial increase in debt financing and other significant changes in ownership structure and business licenses, the Borrower is required to notify the Lender 20 business days in advance about these planned changes, and shall obtain the prior written consent of the Lender. Any such changes shall not prejudice the Lender in its lawful rights and interests held under this contract.
(G) If the Borrower is the subject of lawsuits or arbitration cases involving more than RMB1 million, the Borrower shall provide 10 business days advance written notice to the Lender. If the Borrower is the subject of lawsuits or arbitration cases involving more than RMB5 million, the Borrower shall provide advance written notice to the Lender within 3 business days upon receipt of relevant legal documents. If the Lender deems it necessary, the Borrower is required by the Lender to provide full guarantee of such amount or take appropriate measures to ensure the protection of the Lender’s legal rights and interests.
(H) If the Guarantor's guaranty ability is reduced which is sufficient to affect the loan security, the Borrower shall provide additional guarantee to make up the shortfall within the period requested by the Lender. The Guarantor and the Lender shall enter into a legally valid guarantee contract.
(I) If the Borrower plans to provide guarantee to a third party and if the accumulation of such guarantees exceed 50% of its net assets listed in the most recent annual financial statements, the Borrower shall obtain prior written consent from the Lender.
(J) The Borrower shall coordinate with the Lender in its credit rating assessment of the Borrower, and provide relevant information as requested by the Lender.
(K) If the Borrower chooses direct disbursement of funds, the Borrower shall not fabricate bogus counterparties for fund disbursement as well as provide false fund disbursement certificates.
(L) Within 15 days of the announcement, the Borrower shall submit to the Lender its audited annual financial statements, in which the Borrower shall make special notation to the Lender on any changes which may have a significant impact on the Borrower’s loan repayment ability.
(M) The Borrower shall submit to the Lender its business license, organization code certificate and other documents within 15 days of annual review or changes.

Article 16: Rights and obligations of the Lender
(A) The Lender is entitled to recovery of loan principal and interest in accordance with this contract.
(B) The Lender shall have the right to conduct regular and irregular site inspection and off-site monitoring to understand and examine the Borrower's business, financial, credit, fund disbursement records, as well as check the Borrower's financial reports, accounting vouchers, accounting books, other financial and accounting data and other relevant information.
(C) The Lender shall follow the People's Bank of China’s regulations on interest rates and accrued interest payable requirements.

(D) The Lender shall have the right to demand loan prepayment based on the Borrower’s collection of funds for repayment.

Article 17: Account management
The Borrower shall two days prior to the first withdrawal date open a Settlement Account at the Lending Branch, which can be used for the Lender to make loans, disburse funds and receive repayment of principal and interest and for the Borrower to collection funds for repayment, and so on.

Article 18: Guarantee
The contract has the following guarantee:
Guarantee issued by the Guarantor, Beijing Zhongguanchun Sci-tech Guaranty Co., Ltd., to provide for joint and several guarantee.
The Guarantor shall promptly enter into a legally valid guarantee contract with the Lender.

Article 19: The Borrower’s events of default and its liability for breach of contract
(A) The following events are considered events of default:
1.	The Borrower is in violation of Article 3, 11, 15(C) to (M), Article 18 of this contract, or any representations or warranties made by the Borrower in Article 14 proves to be incorrect or misleading.
2.	The Borrower experiences significant deterioration in its financial condition, or other events that the Lender considers shall have an impact on loan recovery.
3.	The Borrower is in breach of other debt contracts or agreements, furthermore the Lender believes that such breach shall have a significant impact on the Borrower’s solvency.
4.	The Guarantor is in breach of the guarantee contract.
5.	The Borrowers is in breach of other provisions in this contract.

(B) When the events of default under Clause (A) 1 – 4 occurs, the Lender shall have the right to require the Borrower to rectify within a time limit, or take one or more of the following measures:
1.	Stop making loans.
2.
Announce that entire loan is due immediately, and at the same time require the Borrower to repay principal and interest on outstanding loans, and shall have the right to directly debit the Borrower's Settlement Account for repayment of principal and interest (upon the signing of this contract, the Borrower has authorized the Lender to exercise the above mentioned right to directly deduct the Settlement Account for loan repayment).

3.	Unilaterally terminate the contract.
4.	Exercise the Lender’s rights in accordance with the guarantee contract.
5.	Take other measures that are allowed under state laws and regulations or under this contract.

(C) When the event of default under Clause (A) 5 occurs, the Lender shall have the right to require the Borrower to rectify within a time limit. If the Borrower fails to rectify promptly, the Lender has the right to require the Borrower to pay 5% of the loan balance as liquidated damages. If the liquidated damages are insufficient to compensate for the economic losses suffered by the Lender, the Lender has the right to require the Borrower to compensation fully.

Article 20: The Lender’s events of default and its liability for breach of contract
If the Lender fails to provide loans in accordance with this contract to the Borrower without justifiable reasons, or fails to accrue loan interest based on the People's Bank of China’s regulations on interest rates and the provision under this contract, the Borrower has the right to request the Lender to rectify within a time limit. If the Borrower incurs any damages, the Borrower has the right to require the Lender to pay for compensation.

Article 21: Contract amendment and termination
(A) Unless the laws, administrative regulations or this contract provides otherwise, after this contract takes effect, neither party may unilaterally amend or terminate this contract.
(B) In case of state laws, regulations or policy changes, resulting in all or part of this contract no longer meeting the requirement of state laws, regulations or policies, the Borrower and the Lender shall promptly consult and as soon as possible amend the relevant provisions.
(C) If the Borrower or the Lender is unable to perform the contract due to force majeure, the affecting party shall promptly notify the other party and take effective measures to prevent the spreading of the loss. The affecting party shall within 15 days upon the occurrence of the force majeure event provide to the other party details of the event, relevant documents issued by government offices about the impact of the force majeure event and other supporting documents. The Borrower and the Lender shall promptly negotiate solutions.

Article 22: Contract completeness and independence of the contract terms
Any written addition, amendment and changes form integral parts of this contract.

The terms of this contract are independent of one another, whereby any clauses are cancelled or identified as being invalid, illegal or unenforceable shall not affect the validity of other provisions of this contract.

Article 23: Confidentiality
Without written consent of both the Borrower and the Lender, neither party shall disclose to any third party any information in this contract, with the exception of disclosure in accordance with mandatory laws and administrative regulations, by mandatory requirement of authorized government agencies or mutually agreed by both parties. The obligation of maintaining confidentiality shall not terminate upon the termination of this contract.

Article 24: Dispute settlement
All disputes in connection with this contract shall be settled through consultation by the Borrower and the Lender. If no agreement can be reached, the disputes may be referred to the People’s Court of the place where the China Development Bank is located.

Article 25: Notification
(A) Any notice made in connection with this contract shall be made in the methods stipulated in this contract (i.e. written notice shall be delivered by hand, prepaid registered letter (with return receipt), express mail or fax) and sent to the respective addresses listed at the beginning of this contract.
(B) The respective addresses listed at the beginning of this contract are subject to change, the party making the changes shall notify the other party in writing within 48 hours of the change. If one party does not give timely notice of the address change to the other party, resulting in notices and other documents that cannot be served and delivered, any resulting losses shall be borne by the party responsible for the changes.

Article 26: Other matters
(A) For litigation caused by the Borrower’s default, litigation costs incurred by the Lender shall be borne by the Borrower.

For litigation caused by the Lender’s default, litigation costs incurred by the Borrower shall be borne by the Lender.

(B) Matters not covered in this contract shall be dealt with by the Borrower and the Lender through negotiation, or the relevant state laws and regulations shall apply.

(C) This contract is made in three originals and nine copies, with the Borrower, the Lender and the Guarantor each holding one original and three copies.

Article 27: Effective date of the contract
This contract is entered into by and between the Borrower and the Lender on the contract signing date and shall take effect after it is signed by the respective authorized representative and sealed with company seal or contract seal of both parties.

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Borrower: Beijing Wowjoint Machinery Co. Ltd.
(Seal or contract seal)

Legal Representative or Authorized Agent:     (Signature) Liu Yabin

2011.02.23

Borrower’s bank account: ICBC Xizhimen Branch
Account number: 0200065009200052843

Lenders: China Development Bank
(Contract seal)

Legal Representative or Authorized Agent:    (Signature) Zhou Weidong

2011.02.23

Signed at: Xicheng District, Beijing